Exhibit 99.1

Investor Relations: Amanda Butler (216) 383-2534

Amanda_Butler@lincolnelectric.com

LINCOLN ELECTRIC REPORTS THIRD QUARTER 2022 RESULTS

Third Quarter 2022 Highlights
◾
Net sales increase 16% to record $935.2 million on 21% higher organic sales

◾
Operating income margin of 15.2% and Adjusted operating income margin of 16.4%

◾
EPS increases 253% to record $1.87; Adjusted EPS increases 31% to record $2.04

◾
ROIC increases 930 basis points to 26.8%; Adjusted ROIC increases 590 basis points to 28.7%

◾
Returned $59 million in the quarter and $255 million year-to-date to shareholders through dividends and share repurchases

CLEVELAND, Thursday, October 27, 2022 - Lincoln Electric Holdings, Inc. (the “Company”) (Nasdaq: LECO) today reported third quarter 2022 net income of $109.2 million, or diluted earnings per share (EPS) of $1.87 which includes special item after-tax net charges of $10.3 million or $0.17 EPS. This compares with prior year period net income of $31.8 million, or $0.53 EPS, which included special item after-tax charges of $62.0 million, or $1.03 EPS. Excluding these items, third quarter 2022 Adjusted net income was $119.6 million, or $2.04 Adjusted EPS. This compares with Adjusted net income of $93.8 million, or $1.56 Adjusted EPS, in the prior year period.

Third quarter 2022 sales increased 16.0% to $935.2 million from a 21.3% increase in organic sales and a 1.3% benefit from acquisitions, partially offset by 6.6% unfavorable foreign exchange. Operating income for the third quarter 2022 was $142.1 million, or 15.2% of sales. This compares with operating income of $115.6 million, or 14.3% of sales, in the prior year period. Excluding special items, Adjusted operating income was $153.2 million, or 16.4% of sales, as compared with $122.7 million, or 15.2% of sales, in the prior year period.

“We achieved record third quarter sales, profitability, earnings and returns with outperformance led by Americas Welding and automation, stated Christopher L. Mapes, Lincoln’s Chairman, President and Chief Executive Officer. “In the third quarter we returned to 2019 volume levels with considerably superior returns, which demonstrates the strong execution of our Higher Standard 2025 Strategy initiatives under challenging operating conditions.  We generated solid cash flows and cash conversion in the quarter, which further strengthens our balance sheet profile as we invest in growth and increase returns to shareholders through the cycle.” Mapes continued, “We are also excited about our recently announced definitive agreement to acquire Fori Automation, Inc., which would accelerate our automation growth strategy with a combined annual revenue run rate of over $850 million and adds complementary automation engineering capabilities and an expanded geographic footprint to further service customers’ capital investment needs.”

Nine Months 2022 Summary

Net income for the nine months ended September 30, 2022 was $363.1 million, or $6.17 EPS. This compares with $202.0 million, or $3.36 EPS, in the comparable 2021 period. Reported EPS includes special item after-tax net charges of $9.4 million or $0.16 EPS, as compared with special item after-tax net charges of $75.1 million, or $1.25 EPS in the prior year period. Excluding these items, adjusted net income for the nine months ended September 30, 2022 increased 34.4% to $372.4 million, or $6.33 EPS, compared with $277.1 million, or $4.61 EPS, in the comparable 2021 period.

Sales increased 18.4% to $2.8 billion in the nine months ended September 30, 2022 from a 21.3% increase in organic sales and a 2.9% benefit from acquisitions, partially offset by 5.7% unfavorable foreign exchange. Operating income for the nine months ended September 30, 2022 was $470.8 million, or 16.6% of sales. This compares with operating income of $341.3 million, or 14.3% of sales, in the comparable 2021 period. Excluding special items, adjusted operating income was $484.4 million, or 17.1% of sales, as compared with $357.1 million, or 14.9% of sales, in the comparable 2021 period.

LINCOLN ELECTRIC REPORTS THIRD QUARTER 2022 RESULTS

Dividend

The Company’s Board of Directors declared a 14.3% increase in the quarterly cash dividend, from $0.56 per share to $0.64 per share, or $2.56 per share on an annual basis. The declared quarterly cash dividend of $0.64 per share is payable January 13, 2023 to shareholders of record as of December 31, 2022.

Other Matters

On October 14, 2022, the Company entered into a definitive agreement to acquire Fori Automation, Inc. (the “contemplated acquisition”), a privately held, leading automation engineering firm specializing in the design and manufacture of complex, multi-armed automated welding systems, assembly systems, material handling solutions, large-scale, industrial guidance vehicles (AGVs) and end of line testing systems.  The definitive agreement provides for a cash purchase price of $427 million, subject to a customary working capital adjustment. The Company intends to fund the transaction with cash on hand and arranged credit. The contemplated acquisition is subject to regulatory approval and other customary closing conditions and is expected to close in the fourth quarter of 2022.

Webcast Information

A conference call to discuss third quarter 2022 financial results will be webcast live today, October 27, 2022, at 10:00 a.m., Eastern Time. Those interested in participating via webcast in listen-only mode can access the event here or on the Company's Investor Relations home page at https://ir.lincolnelectric.com. For participants who would like to participate via telephone, please register here to receive the dial-in number along with a unique PIN number that is required to access the call. A replay of the earnings call will be available via webcast on the Company's website.

About Lincoln Electric

Lincoln Electric is the world leader in the engineering, design, and manufacturing of advanced arc welding solutions, automated joining, assembly and cutting systems, plasma and oxy-fuel cutting equipment, and has a leading global position in brazing and soldering alloys. Lincoln is recognized as the Welding Expert™ for its leading materials science, software development, automation engineering, and application expertise, which advance customers’ fabrication capabilities to help them build a better world. Headquartered in Cleveland, Ohio, Lincoln has 56 manufacturing locations in 19 countries and a worldwide network of distributors and sales offices serving customers in over 160 countries. For more information about Lincoln Electric and its products and services, visit the Company’s website at https://www.lincolnelectric.com.

Non-GAAP Information

Adjusted operating income, Adjusted net income, Adjusted EBIT, Adjusted effective tax rate, Adjusted diluted earnings per share (“Adjusted EPS”), Organic sales, Cash conversion, Adjusted net operating profit after taxes and Adjusted return on invested capital (“Adjusted ROIC”) are non-GAAP financial measures. Management uses non-GAAP measures to assess the Company's operating performance by excluding certain disclosed special items that management believes are not representative of the Company's core business. Management believes that excluding these special items enables them to make better period-over-period comparisons and benchmark the Company's operational performance against other companies in its industry more meaningfully. Furthermore, management believes that non-GAAP financial measures provide investors with meaningful information that provides a more complete understanding of Company operating results and enables investors to analyze financial and business trends more thoroughly. Non-GAAP financial measures should not be viewed in isolation, are not a substitute for GAAP measures and have limitations including, but not limited to, their usefulness as comparative measures as other companies may define their non-GAAP measures differently.

Forward-Looking Statements

The Company’s expectations and beliefs concerning the future contained in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements reflect management’s current expectations and involve a number of risks and uncertainties.  Forward-looking statements generally can be identified by the use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “forecast,” “guidance” or words of similar meaning.  Actual results may differ materially from such statements due to a variety of factors that could adversely affect the Company’s operating results.  The factors include, but are not limited to: general economic, financial and market conditions; the effectiveness of operating initiatives; completion of planned divestitures; interest rates; disruptions, uncertainty or volatility in the credit markets that may limit our access to capital;

LINCOLN ELECTRIC REPORTS THIRD QUARTER 2022 RESULTS

currency exchange rates and devaluations; adverse outcome of pending or potential litigation; actual costs of the Company’s rationalization plans; possible acquisitions, including the Company’s ability to successfully integrate acquisitions; market risks and price fluctuations related to the purchase of commodities and energy; global regulatory complexity; the effects of changes in tax law; tariff rates in the countries where the Company conducts business; and the possible effects of events beyond our control, such as the impact of the Russia-Ukraine conflict, political unrest, acts of terror, natural disasters and pandemics, including the current coronavirus disease ("COVID-19") pandemic, on the Company or its customers, suppliers and the economy in general.  For additional discussion, see “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and on Form 10-Q for the quarter ended March 31, 2022.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

Consolidated Statements of Income

					Fav (Unfav) to
	Three Months Ended September 30,				Prior Year
	2022	% of Sales	2021	% of Sales	$	%
Net sales	$935,240	100.0%	$806,454	100.0%	$128,786	16.0%
Cost of goods sold	625,722	66.9%	538,282	66.7%	(87,440)	(16.2)%
Gross profit	309,518	33.1%	268,172	33.3%	41,346	15.4%
Selling, general & administrative expenses	159,045	17.0%	149,118	18.5%	(9,927)	(6.7)%
Rationalization and asset impairment charges	8,364	0.9%	3,484	0.4%	(4,880)	(140.1)%
Operating income	142,109	15.2%	115,570	14.3%	26,539	23.0%
Interest expense, net	8,210	0.9%	5,714	0.7%	(2,496)	(43.7)%
Other income (expense)	3,588	0.4%	(71,441)	(8.9)%	75,029	105.0%
Income before income taxes	137,487	14.7%	38,415	4.8%	99,072	257.9%
Income taxes	28,262	3.0%	6,658	0.8%	(21,604)	(324.5)%
Effective tax rate	20.6%		17.3%		(3.3)%
Net income	$109,225	11.7%	$31,757	3.9%	$77,468	243.9%

Basic earnings per share	$1.89		$0.54		$1.35	250.0%
Diluted earnings per share	$1.87		$0.53		$1.34	252.8%
Weighted average shares (basic)	57,823		59,289
Weighted average shares (diluted)	58,526		60,055

					Fav (Unfav) to
	Nine Months Ended September 30,				Prior Year
	2022	% of Sales	2021	% of Sales	$	%
Net sales	$2,830,277	100.0%	$2,389,929	100.0%	$440,348	18.4%
Cost of goods sold	1,857,501	65.6%	1,593,981	66.7%	(263,520)	(16.5)%
Gross profit	972,776	34.4%	795,948	33.3%	176,828	22.2%
Selling, general & administrative expenses	492,523	17.4%	446,351	18.7%	(46,172)	(10.3)%
Rationalization and asset impairment charges	9,405	0.3%	8,277	0.3%	(1,128)	(13.6)%
Operating income	470,848	16.6%	341,320	14.3%	129,528	37.9%
Interest expense, net	20,867	0.7%	16,736	0.7%	(4,131)	(24.7)%
Other income (expense)	7,088	0.3%	(71,155)	(3.0)%	78,243	110.0%
Income before income taxes	457,069	16.1%	253,429	10.6%	203,640	80.4%
Income taxes	93,991	3.3%	51,259	2.1%	(42,732)	(83.4)%
Effective tax rate	20.6%		20.2%		(0.4)%
Net income including non-controlling interests	363,078	12.8%	202,170	8.5%	160,908	79.6%
Non-controlling interests in subsidiaries’ income (loss)	—	—	131	—	(131)	(100.0)%
Net income	$363,078	12.8%	$202,039	8.5%	$161,039	79.7%

Basic earnings per share	$6.24		$3.40		$2.84	83.5%
Diluted earnings per share	$6.17		$3.36		$2.81	83.6%
Weighted average shares (basic)	58,148		59,465
Weighted average shares (diluted)	58,815		60,168

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands)

(Unaudited)

Balance Sheet Highlights

Selected Consolidated Balance Sheet Data	September 30, 2022	December 31, 2021
Cash and cash equivalents	$141,307	$192,958
Accounts receivable, net	463,106	429,074
Inventories	632,376	539,919
Total current assets	1,395,398	1,289,593
Property, plant and equipment, net	489,961	511,744
Total assets	2,651,965	2,592,307
Trade accounts payable	329,890	330,230
Total current liabilities	820,328	755,905
Short-term debt (1)	68,375	52,730
Long-term debt, less current portion	711,250	717,089
Total equity	924,228	863,909

Operating Working Capital	September 30, 2022	December 31, 2021
Average operating working capital to Net sales (2)	19.5%	16.3%

Invested Capital	September 30, 2022	December 31, 2021
Short-term debt (1)	$68,375	$52,730
Long-term debt, less current portion	711,250	717,089
Total debt	779,625	769,819
Total equity	924,228	863,909
Invested capital	$1,703,853	$1,633,728

Total debt / invested capital	45.8%	47.1%

(1)	Includes current portion of long-term debt.
(2)

Average operating working capital to Net sales is defined as the sum of Accounts receivable, Inventories and contract assets less Trade accounts payable and contract liabilities as of period end divided by annualized rolling three months of Net sales.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

 Non-GAAP Financial Measures

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Operating income as reported	$142,109	$115,570	$470,848	$341,320
Special items (pre-tax):
Rationalization and asset impairment charges (2)	8,364	3,484	9,405	8,277
Acquisition transaction costs (3)	3,068	—	3,068	1,923
Amortization of step up in value of acquired inventories (4)	(353)	3,690	1,106	5,531
Adjusted operating income (1)	$153,188	$122,744	$484,427	$357,051
As a percent of total sales	16.4%	15.2%	17.1%	14.9%

Net income as reported	$109,225	$31,757	$363,078	$202,039
Special items:
Rationalization and asset impairment charges (2)	8,364	3,484	9,405	8,277
Acquisition transaction costs (3)	3,068	—	3,068	1,923
Pension charges and other net gains (5)	—	73,562	(4,273)	80,098
Amortization of step up in value of acquired inventories (4)	(353)	3,690	1,106	5,531
Tax effect of Special items (6)	(731)	(18,743)	58	(20,737)
Adjusted net income (1)	119,573	93,750	372,442	277,131
Non-controlling interests in subsidiaries’ income (loss)	—	—	—	131
Interest expense, net	8,210	5,714	20,867	16,736
Income taxes as reported	28,262	6,658	93,991	51,259
Tax effect of Special items (6)	731	18,743	(58)	20,737
Adjusted EBIT (1)	$156,776	$124,865	$487,242	$365,994

Effective tax rate as reported	20.6%	17.3%	20.6%	20.2%
Net special item tax impact	(1.1)%	4.0%	(0.5)%	0.4%
Adjusted effective tax rate (1)	19.5%	21.3%	20.1%	20.6%

Diluted earnings per share as reported	$1.87	$0.53	$6.17	$3.36
Special items per share	0.17	1.03	0.16	1.25
Adjusted diluted earnings per share (1)	$2.04	$1.56	$6.33	$4.61

Weighted average shares (diluted)	58,526	60,055	58,815	60,168

(1)	Adjusted operating income, Adjusted net income, Adjusted EBIT, Adjusted effective tax rate and Adjusted diluted EPS are non-GAAP financial measures. Refer to Non-GAAP Information section.
(2)	2022 charges are primarily related to non-cash asset impairment charges. 2021 charges are primarily related to severance, gains or losses on the disposal of assets.
(3)	Related to the contemplated acquisition and are included in Selling, general & administrative expenses.
(4)	Related to acquisitions and are included in Cost of goods sold.
(5)

Pension settlement charges due to lump sum pension payments and other net gains primarily due to the final settlement associated with the termination of a pension plan and are included in Other income (expense).

(6)	Includes the net tax impact of Special items recorded during the respective periods.

The tax effect of Special items impacting pre-tax income was calculated as the pre-tax amount multiplied by the applicable tax rate. The applicable tax rates reflect the taxable jurisdiction and nature of each Special item.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

Non-GAAP Financial Measures

	Twelve Months Ended September 30,
Return on Invested Capital	2022	2021
Net income as reported	$437,505	$267,117
Plus: Interest expense (after-tax)	20,732	17,520
Less: Interest income (after-tax)	1,019	1,193
Net operating profit after taxes	$457,218	$283,444
Special Items:
Rationalization and asset impairment charges	10,955	17,729
Acquisition transaction costs	3,068	1,923
Pension settlement charges	42,131	81,695
Amortization of step up in value of acquired inventories	1,379	5,531
Tax effect of Special items (2)	(26,393)	(21,868)
Adjusted net operating profit after taxes (1)	$488,358	$368,454

Invested Capital	September 30, 2022	September 30, 2021
Short-term debt	$68,375	$41,404
Long-term debt, less current portion	711,250	717,787
Total debt	779,625	759,191
Total equity	924,228	857,893
Invested capital	$1,703,853	$1,617,084

Return on invested capital as reported	26.8%	17.5%
Adjusted return on invested capital (1)	28.7%	22.8%

(1)	Adjusted net operating profit after taxes and Adjusted ROIC are non-GAAP financial measures. Refer to Non-GAAP Information section.
(2)	Includes the net tax impact of Special items recorded during the respective periods.

The tax effect of Special items impacting pre-tax income was calculated as the pre-tax amount multiplied by the applicable tax rate. The applicable tax rates reflect the taxable jurisdiction and nature of each Special item.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

Condensed Consolidated Statements of Cash Flows

	Three Months Ended September 30,
	2022	2021
OPERATING ACTIVITIES:
Net income	$109,225	$31,757
Non-controlling interests in subsidiaries’ income (loss)	—	—
Net income including non-controlling interests	109,225	31,757
Adjustments to reconcile Net income including non-controlling interests to Net cash provided by operating activities:
Rationalization and asset impairment net charges	7,889	212
Depreciation and amortization	19,250	22,050
Equity earnings in affiliates, net	434	(108)
Pension settlement charges	—	73,562
Other non-cash items, net	(1,409)	389
Changes in operating assets and liabilities, net of effects from acquisitions:
Decrease in accounts receivable	39,390	16,359
Increase in inventories	(22,984)	(45,670)
Decrease in trade accounts payable	(24,680)	(8,294)
Net change in other current assets and liabilities	11,296	31,838
Net change in other long-term assets and liabilities	(8,128)	(12,204)
NET CASH PROVIDED BY OPERATING ACTIVITIES	130,283	109,891

INVESTING ACTIVITIES:
Capital expenditures	(17,699)	(18,672)
Acquisition of businesses, net of cash acquired	(199)	(74,882)
Proceeds from sale of property, plant and equipment	646	1,290
NET CASH USED BY INVESTING ACTIVITIES	(17,252)	(92,264)

FINANCING ACTIVITIES:
Net change in borrowings	(56,830)	31,132
Proceeds from exercise of stock options	751	2,249
Purchase of shares for treasury	(26,518)	(50,160)
Cash dividends paid to shareholders	(32,463)	(30,338)
NET CASH USED BY FINANCING ACTIVITIES	(115,060)	(47,117)

Effect of exchange rate changes on Cash and cash equivalents	(9,460)	(835)
DECREASE IN CASH AND CASH EQUIVALENTS	(11,489)	(30,325)
Cash and cash equivalents at beginning of period	152,796	190,884
Cash and cash equivalents at end of period	$141,307	$160,559

Cash dividends paid per share	$0.56	$0.51

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

	Nine Months Ended September 30,
	2022	2021
OPERATING ACTIVITIES:
Net income	$363,078	$202,039
Non-controlling interests in subsidiaries’ income (loss)	—	131
Net income including non-controlling interests	363,078	202,170
Adjustments to reconcile Net income including non-controlling interests to Net cash provided by operating activities:
Rationalization and asset impairment net charges (gains)	7,776	(1,162)
Depreciation and amortization	59,009	60,558
Equity earnings in affiliates, net	254	(399)
Pension settlement charges	—	80,098
Other non-cash items, net	2,413	(10,967)
Changes in operating assets and liabilities, net of effects from acquisitions:
Increase in accounts receivable	(64,569)	(71,212)
Increase in inventories	(135,578)	(128,856)
Increase in trade accounts payable	19,572	54,981
Net change in other current assets and liabilities	32,470	78,959
Net change in other long-term assets and liabilities	(12,841)	(9,045)
NET CASH PROVIDED BY OPERATING ACTIVITIES	271,584	255,125

INVESTING ACTIVITIES:
Capital expenditures	(52,301)	(46,440)
Acquisition of businesses, net of cash acquired	(22,294)	(158,605)
Proceeds from sale of property, plant and equipment	2,338	3,847
Other investing activities	—	6,500
NET CASH USED BY INVESTING ACTIVITIES	(72,257)	(194,698)

FINANCING ACTIVITIES:
Net change in borrowings	14,999	32,295
Proceeds from exercise of stock options	2,168	7,921
Purchase of shares for treasury	(156,216)	(103,848)
Cash dividends paid to shareholders	(98,377)	(91,717)
Other financing activities	—	(763)
NET CASH USED BY FINANCING ACTIVITIES	(237,426)	(156,112)

Effect of exchange rate changes on Cash and cash equivalents	(13,552)	(1,035)
DECREASE IN CASH AND CASH EQUIVALENTS	(51,651)	(96,720)
Cash and cash equivalents at beginning of period	192,958	257,279
Cash and cash equivalents at end of period	$141,307	$160,559

Cash dividends paid per share	$1.68	$1.53

Lincoln Electric Holdings, Inc.

Segment Highlights

(In thousands)

(Unaudited)

	Americas	International	The Harris	Corporate /
	Welding	Welding	Products Group	Eliminations	Consolidated
Three months ended September 30, 2022
Net sales	$585,628	$216,497	$133,115	$—	$935,240
Inter-segment sales	35,353	9,994	2,642	(47,989)	—
Total sales	$620,981	$226,491	$135,757	$(47,989)	$935,240

Net income					$109,225
As a percent of total sales					11.7%

EBIT (1)	$119,157	$16,861	$14,432	$(4,753)	$145,697
As a percent of total sales	19.2%	7.4%	10.6%		15.6%
Special items charges (gains) (3)	(353)	8,364	—	3,068	11,079
Adjusted EBIT (2)	$118,804	$25,225	$14,432	$(1,685)	$156,776
As a percent of total sales	19.1%	11.1%	10.6%		16.8%

Three months ended September 30, 2021
Net sales	$461,508	$227,165	$117,781	$—	$806,454
Inter-segment sales	37,480	7,078	1,945	(46,503)	—
Total sales	$498,988	$234,243	$119,726	$(46,503)	$806,454

Net income					$31,757
As a percent of total sales					3.9%

EBIT (1)	$10,983	$22,417	$15,433	$(4,704)	$44,129
As a percent of total sales	2.2%	9.6%	12.9%		5.5%
Special items charges (gains) (4)	73,574	6,615	547	—	80,736
Adjusted EBIT (2)	$84,557	$29,032	$15,980	$(4,704)	$124,865
As a percent of total sales	16.9%	12.4%	13.3%		15.5%

(1)	EBIT is defined as Operating income plus Other income (expense).
(2)	The primary profit measure used by management to assess segment performance is Adjusted EBIT. EBIT for each operating segment is adjusted for special items to derive Adjusted EBIT.
(3)

Special items in 2022 primarily reflect an adjustment to the amortization of step up in value of acquired inventories of $353 in Americas Welding related to an acquisition, Rationalization and asset impairment charges of $8,364 in International Welding and acquisition transaction costs of $3,068 in Corporate/Eliminations related to the contemplated acquisition.

(4)

Special items in 2021 reflect Rationalization and asset impairment charges of $3,484 primarily in International Welding, pension settlement charges of $73,562 in Americas Welding and amortization of step up in value of acquired inventories of $3,143 and $547 in International Welding and The Harris Products Group, respectively, related to acquisitions.

Lincoln Electric Holdings, Inc.

Segment Highlights

(In thousands)

(Unaudited)

	Americas	International	The Harris	Corporate /
	Welding	Welding	Products Group	Eliminations	Consolidated
Nine months ended September 30, 2022
Net sales	$1,715,342	$711,167	$403,768	$—	$2,830,277
Inter-segment sales	92,540	25,749	8,570	(126,859)	—
Total sales	$1,807,882	$736,916	$412,338	$(126,859)	$2,830,277

Net income					$363,078
As a percent of total sales					12.8%

EBIT (1)	$352,066	$87,456	$51,952	$(13,538)	$477,936
As a percent of total sales	19.5%	11.9%	12.6%		16.9%
Special items charges (gains) (3)	(3,627)	9,865	—	3,068	9,306
Adjusted EBIT (2)	$348,439	$97,321	$51,952	$(10,470)	$487,242
As a percent of total sales	19.3%	13.2%	12.6%		17.2%

Nine months ended September 30, 2021
Net sales	$1,344,218	$702,596	$343,115	$—	$2,389,929
Inter-segment sales	109,993	18,260	6,376	(134,629)	—
Total sales	$1,454,211	$720,856	$349,491	$(134,629)	$2,389,929

Net income					$202,039
As a percent of total sales					8.5%

EBIT (1)	$165,644	$64,150	$52,342	$(11,971)	$270,165
As a percent of total sales	11.4%	8.9%	15.0%		11.3%
Special items charges (gains) (4)	79,664	13,695	547	1,923	95,829
Adjusted EBIT (2)	$245,308	$77,845	$52,889	$(10,048)	$365,994
As a percent of total sales	16.9%	10.8%	15.1%		15.3%

(1)	EBIT is defined as Operating income plus Other income (expense).
(2)	The primary profit measure used by management to assess segment performance is Adjusted EBIT. EBIT for each operating segment is adjusted for special items to derive Adjusted EBIT.
(3)

Special items in 2022 primarily reflect amortization of step up in value of acquired inventories of $1,106 in Americas Welding related to an acquisition, acquisition transaction costs of $3,068 in Corporate/Eliminations related to the contemplated acquisition and a $3,735 net gain related to the final settlement associated with the termination of a pension plan in Americas Welding. Special items in 2022 also include Rationalization and asset impairment charges of $10,403 in International Welding and net gains of $998 in Americas Welding.

(4)

Special items in 2021 reflect pension settlement charges of $79,652 and $446 in Americas Welding and International Welding, respectively, Rationalization and asset impairment charges of $8,277 primarily in International Welding, amortization of step up in value of acquired inventories of $4,984 and $547 in International Welding and The Harris Products Group, respectively, and acquisition transaction costs of $1,923 in Corporate/Eliminations related to acquisitions.

Lincoln Electric Holdings, Inc.

Change in Net Sales by Segment

(In thousands)

(Unaudited)

Three Months Ended September 30th Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales				Foreign	Net Sales
	2021	Volume	Acquisitions	Price	Exchange	2022
Operating Segments
Americas Welding	$461,508	$52,521	$4,724	$69,888	$(3,013)	$585,628
International Welding	227,165	5,538	—	31,430	(47,636)	216,497
The Harris Products Group	117,781	13,089	5,552	(579)	(2,728)	133,115
Consolidated	$806,454	$71,148	$10,276	$100,739	$(53,377)	$935,240

% Change
Americas Welding		11.4%	1.0%	15.1%	(0.7)%	26.9%
International Welding		2.4%	—	13.8%	(21.0)%	(4.7)%
The Harris Products Group		11.1%	4.7%	(0.5)%	(2.3)%	13.0%
Consolidated		8.8%	1.3%	12.5%	(6.6)%	16.0%

Nine Months Ended September 30th Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales				Foreign	Net Sales
	2021	Volume	Acquisitions	Price	Exchange	2022
Operating Segments
Americas Welding	$1,344,218	$119,809	$11,906	$243,960	$(4,551)	$1,715,342
International Welding	702,596	(12,348)	17,632	130,433	(127,146)	711,167
The Harris Products Group	343,115	15,657	39,411	10,964	(5,379)	403,768
Consolidated	$2,389,929	$123,118	$68,949	$385,357	$(137,076)	$2,830,277

% Change
Americas Welding		8.9%	0.9%	18.1%	(0.3)%	27.6%
International Welding		(1.8)%	2.5%	18.6%	(18.1)%	1.2%
The Harris Products Group		4.6%	11.5%	3.2%	(1.6)%	17.7%
Consolidated		5.2%	2.9%	16.1%	(5.7)%	18.4%